SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2005

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

As reported in Item 2.03 of this Current Report, on May 10, 2005, Micronetics entered into a Revolving Loan and Security Agreement with Banknorth, N.A. A copy of such agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, and such Exhibit, as well as the description of such agreement included in Item 2.03 of this Current Report, are incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 10, 2005, Micronetics, Inc. entered into a Revolving Loan and Security Agreement (the “Loan Agreement”) with Banknorth, N.A. The Loan Agreement provides for a revolving credit facility in the amount of $5 million that matures on July 31, 2005 and replaces a prior line of credit with Banknorth in the amount of $1.5 million.

Borrowings under the revolving credit facility bear interest at the 1-month LIBOR rate plus 2.25%. Micronetics is required to pay interest on all amounts borrowed on a monthly basis and may prepay the total principal amount of borrowing without penalty at anytime prior to the date of maturity. Borrowings under the revolving credit facility may be used for working capital purposes and with the consent of BankNorth, to assist in the financing of the acquisition of other companies.

Subject to applicable cure periods, amounts borrowed under the Loan Agreement are subject to acceleration upon certain events of default, including: (i) any failure by us to perform or observe any of the covenants or agreements contained in the Loan Agreement; (ii) any misrepresentation made by us to Banknorth in the revolving credit facility documents; (iii) any failure to pay when due any amount we owe under the Loan Agreement; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) our failure to maintain certain defined minimum financial ratios; (vi) certain defaults under agreements related to any other indebtedness with Banknorth; (vii) changes in certain senior management of our company, (viii) our failure to maintain our primary bank account with Banknorth; (ix) our failure to maintain the required insurance coverage and (x) our failure to satisfy any final judgment rendered against us by any court of competent jurisdiction. In addition, upon an event of default, borrowings under the working capital line will bear interest at an additional 5% above the then current interest rate. Banknorth may also charge an additional 6% processing fee on late payments.

Our obligations under the Loan Agreement are secured by a first priority security interest in all of our assets.

Copies of the Loan Agreement and the revolving promissory note issued thereunder are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and such Exhibits are incorporated into this Item 2.03 by reference and any description of the Loan Agreement and the revolving credit facility in this Item 2.03 are qualified by such reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit 10.1.	Revolving Loan and Security Agreement dated as of May 10, 2005 between Micronetics, Inc. and Banknorth, N.A.

Exhibit 10.2	Promissory Note, dated as of May 10, 2005, issued by Micronetics, Inc. to Banknorth, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	/s/ David Robbins
David Robbins
President

Date: May 13, 2005